UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2007

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendments to Employment Agreements and Change of Control Arrangements. Effective January 30, 2007, Renovis, Inc. (the “Company”) entered into amended and restated employment agreements with each of the Company’s executive officers, including Corey S. Goodman, Ph.D., President and Chief Executive Officer, Michael G. Kelly, Ph.D., Senior Vice President, Research and Development, John C. Doyle, Senior Vice President, Corporate Development and Chief Financial Officer, and Marlene F. Perry, Senior Vice President, Human Resources and Facilities. The following description of the amended and restated employment agreements with Dr. Goodman, Dr. Kelly, Mr. Doyle and Ms. Perry is qualified in its entirety by reference to the terms of such agreements. Dr. Goodman’s agreement is filed as Exhibit 10.1 hereto and the form of agreement with each of Dr. Kelly, Mr. Doyle and Ms. Perry (each, an “Executive Officer,” and collectively, the “Executive Officers”) is filed as Exhibit 10.2 hereto.

Dr. Goodman’s amended and restated employment agreement entitles him to an annual base salary of $467,000, subject to adjustment at the discretion of the Board of Directors. The agreement also provides that Dr. Goodman is eligible for an annual bonus targeted at 50% of his base salary, with the actual bonus amount to be based upon attainment of performance objectives jointly established by Dr. Goodman and the Compensation Committee of the Board of Directors (the “Compensation Committee”). The agreement also provides that if at any time prior to a change of control of the Company or more than 13 months following a change of control of the Company, Dr. Goodman’s employment is terminated by the Company without cause or by constructive termination, then Dr. Goodman is entitled to the following severance benefits: (i) an amount equal to 18 months of his base salary, (ii) 18 months of health benefits for Dr. Goodman and his dependents (such health benefits terminate on the date on which Dr. Goodman begins benefits coverage with another employer) and (iii) 18 months accelerated vesting of his stock options and other equity-based awards. The agreement further provides that if at any time within 13 months following a change of control of the Company, Dr. Goodman’s employment is terminated by the Company without cause or by constructive termination, then Dr. Goodman is entitled to the following severance benefits: (i) an amount equal to the sum of 24 months salary plus his annual target bonus opportunity, (ii) 24 months health benefits for Dr. Goodman and his dependents (such health benefits terminate on the date on which Dr. Goodman begins benefits coverage with another employer), (iii) immediate vesting of all unvested stock options and other equity-based awards and (iv) 24 months of outplacement services through a firm selected by the Company in its sole discretion at a cost not to exceed $40,000 (such services terminate on the date on which Dr. Goodman accepts employment with another employer). However, if Dr. Goodman accepts employment with the Company’s successor or acquiror on terms and conditions not less favorable than those contained in his employment agreement, he is not entitled to any severance benefits, unless at any time within 13 months following a change of control of the Company, Dr. Goodman’s employment is terminated by such successor or acquiror without cause or by constructive termination. In the event that any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to more than 70% of the business and/or assets of the Company or any of its subsidiaries fails to assume Dr. Goodman’s agreement prior to the effectiveness of any such succession, Dr. Goodman is entitled to the same severance benefits he would have received had there been a constructive termination of his employment at any time within 13 months following a change of control of the Company, as described above. In addition, if any payment or other benefits provided to Dr. Goodman under this agreement, or other arrangements, would result in the imposition of any excise tax under the provisions of Section 280G or Section 4999 of the Internal Revenue Code, Dr. Goodman would be entitled to a gross

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up payment in an amount necessary to cover all such excise and other taxes, up to a maximum of $1 million in the aggregate for Dr. Goodman and all Executive Officers of the company so impacted in proportion to the amount of such taxes any of them would be obligated to pay in such situation.

Dr. Goodman’s agreement also provides that the Company will maintain during the term of his employment, a term-life insurance policy providing a benefit of not less than $1,000,000 to each of the Company and his estate.

The amended and restated employment agreements with each of Dr. Kelly, Mr. Doyle and Ms. Perry set the annual base salary of such Executive Officer at $318,000, $318,000 and $243,800, respectively, each subject to adjustment at the discretion of the Board of Directors. Each Executive Officer is also eligible for an annual bonus targeted at 35% of his or her base salary, with the actual bonus amount to be based upon attainment of performance objectives as recommended by the Company’s Chief Executive Officer and determined by the Compensation Committee.

Each of the agreements with the Executive Officers provides that if at any time prior to a change of control of the Company or more than 13 months following a change of control of the Company, such Executive Officer’s employment is terminated by the Company without cause or by constructive termination, then such Executive Officer is entitled to the following severance benefits: (i) an amount equal to 12 months base salary, (ii) 12 months of health benefits for the executive and his or her dependents (such health benefits terminate on the date on which the executive begins coverage with another employer) and (iii) 12 months accelerated vesting of his or her stock options and other equity-based awards. Each of the agreements also provides that if at any time within 13 months following a change of control of the Company, the Executive Officer’s employment is terminated by the Company without cause or by constructive termination, then such Executive Officer is entitled to the following severance benefits: (i) an amount equal to the sum of 12 months base salary plus the Executive Officer’s target annual bonus opportunity, (ii) 12 months of health benefits for the Executive Officer and his or her dependents (such health benefits terminate on the date on which the executive begins coverage with another employer), (iii) immediate vesting of all unvested stock options and other equity-based awards and (iv) 12 months of outplacement services through a firm selected by the Company in its sole discretion at a cost not to exceed $20,000 (such services terminate on the date on which such Executive Officer accepts employment with another employer). However, if the Executive Officer accepts employment with the Company’s successor or acquiror on terms and conditions not less favorable than those contained in his or her employment agreement, such Executive Officer is not entitled to any severance benefits, unless at any time within 13 months following a change of control of the Company the Executive Officer’s employment is terminated by the successor or acquiror without cause or by constructive termination. In the event that any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to more than seventy percent (70%) of the business and/or assets of the Company or any of its subsidiaries fails to assume each of the Executive Officers’ agreements prior to the effectiveness of any such succession, then each Executive Officer is entitled to the same severance benefits he or she would have received had there been a constructive termination of his or her employment at any time within 13 months following a change of control of the Company, as described above. In addition, if any payment or other benefits provided any Executive Officer under such agreement, or other arrangements, would result in the imposition of any excise tax under the provisions of Section 280G or Section 4999 of the Internal Revenue Code, the Executive Officer would be entitled to a gross up payment in an amount necessary to cover all such excise and other taxes, up to a maximum of $1 million in the aggregate for Dr. Goodman and all Executive Officers of the company so impacted in proportion to the amount of such taxes any of them would be obligated to pay in such situation.

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Grants of Deferred Stock Unit Awards. On January 26, 2007, the Compensation Committee approved grants of deferred stock units to each of Dr. Goodman, Dr. Kelly, Mr. Doyle and Ms. Perry with respect to 395,000, 180,000, 180,000 and 115,000 shares of Company common stock, respectively. The following description of the deferred stock unit awards is qualified in its entirety by reference to the terms of the form of deferred stock unit award grant notice and agreement (“DSU Agreement”) with each of Dr. Goodman and the Executive Officers, which is filed as Exhibit 10.3 hereto.

Each deferred stock unit is subject to the terms and conditions of the Amended and Restated Renovis, Inc. 2003 Stock Plan, as filed as Exhibit 10.3 to the Form S-8 filed with the Securities and Exchange Commission on January 22, 2007. Pursuant to the terms of the DSU Agreements with each of Dr. Goodman and the Executive Officers, 1/36 of the deferred stock units vest for each calendar month of service such that all of the deferred stock units will be vested on December 31, 2009, subject to the individual’s continued employment or service with the Company through the applicable vesting date. The DSU Agreements further provide that the vesting of the deferred stock units may be accelerated in the event the individual’s employment is terminated without “Cause” (as defined in the DSU Agreement) or there is a “Constructive Termination” (as defined in the DSU Agreement) of the individual’s employment. In no event shall any deferred stock units vest following the individual’s termination of employment or service with the Company.

In addition, on January 26, 2007, the Compensation Committee authorized the grant of deferred stock units to employees of the Company. The form deferred stock unit award grant notice and agreement with employees is filed as Exhibit 10.4 hereto.

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Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between the Company and Corey S. Goodman, Ph.D., dated January 30, 2007.

10.2	Form of Amended and Restated Employment Agreement by and between the Company and Executive Officer.

10.3	Form of Deferred Stock Unit Award Grant Notice and Agreement by and between the Company and officers.

10.4	Form of Deferred Stock Unit Award Grant Notice and Agreement by and between the Company and employees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: January 31, 2007	By	/s/ John C. Doyle
	Name:	John C. Doyle
	Title:	Senior Vice President, Corporate Development and Chief Financial Officer

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